Exhibit 99.2

The New Industry Standard for Immersive Wireless Sound Summit Wireless Technologies, Inc. (NASDAQ: WISA) Second Quarter 2020 Results Conference Call as of August 13, 2020

2 NASDAQ: WISA Forward Looking Statements This presentation contains forward - looking statements within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended . Readers are cautioned not to place undue reliance on these forward - looking statements . Actual results may differ materially from those indicated by these forward - looking statements as a result of risks and uncertainties impacting Summit Wireless’ business including, current macroeconomic uncertainties associated with the COVID - 19 pandemic, our the ability to predict the timing of design wins entering production and the potential future revenue associated with design wins ; rate of growth ; the ability to predict customer demand for existing and future products and to secure adequate manufacturing capacity ; consumer demand conditions affecting customers’ end markets ; the ability to hire, retain and motivate employees ; the effects of competition, including price competition ; technological, regulatory and legal developments ; developments in the economy and financial markets and other risks detailed from time to time in Summit Wireless’ filings with the Securities and Exchange Commission . * WiSA Ready TVs, gaming PCs and console systems are "ready" to transmit audio to WiSA Certified speakers when a WiSA USB Transmitter is plugged in and a user interface is activated through an APP or product design like LG TVs. © 2020 Summit Wireless Technologies, Inc. All rights reserved. Summit Wireless Technologies and the Summit Wireless logo are trademarks of Summit Wireless Technologies, Inc. The WiSA logo, WiSA, WiSA Ready, and WiSA Certified are trademarks, or certification marks of WiSA LLC. Third - party trade names, trademarks and product names are the intellectual property of their respective owners and product names are the intellectual property of their respective owners.

3 NASDAQ: WISA Technology and Industry Standard Association Summit Rx RF Module Summit ASIC Speakers SWS997 4 WiSA: Audio industry standard Technology portfolio; ASICS, modules, IP 60+ WiSA Brands; TVs, speakers, media devices, and ODMs Summit: Wireless Immersive Sound for Smart Devices

4 NASDAQ: WISA WiSA Association: Building a Standard • WiSA (Wireless Speaker and Audio) Association founded by Summit Wireless Technologies • 60+ leading consumer electronics brands meet strict requirements for interoperability • Championing the most reliable, global interoperability standards across the audio industry for high definition, multi - channel, low latency audio AVRs TVs XBOX Windows 10 Surface Pro Sources Speakers iPhone Consumers Win • Greater simplicity • Greater access to content • Lower cost to enable

5 NASDAQ: WISA WiSA Association Boasts Tier - 1 Members OTHER KEY MEMBERS TRANSMIT + SPEAKER MEMBERS ( ) ( ) DISPLAY MEMBERS ( ) System Audio A/S

6 NASDAQ: WISA Topics for August 13, 2020 Call Traction and strategies driving an exciting Fall selling season. • Managing COVID - 19 Impact • Expanding Display (TV/Projector) Design Wins • Expanding Speaker Products • Launching WiSA Marketing Initiative: The Wave • Strengthening Corporate Position

7 NASDAQ: WISA Managing COVID - 19 Impact • Robust design pipeline of speaker projects on track, no material delays • In - market Q3 projects expected to increase 3X from 6 to 18+ YOY • 45% of Q2 revenue contributed from new products • Anecdotally, consumer purchases of speakers were slow in March – May largely as a results of closed retail stores • Larger brands have reported stronger sales direct to consumer in the later half of Q2 and Q3, but not enough to offset lost revenue at retail • The WiSA Wave marketing program is designed to meet the needs of direct to consumer sales and support retailers as they open up

8 NASDAQ: WISA WiSA Display Penetration Continues • SKYWORTH joined WiSA in July • Largest domestic Chinese TV manufacturer • 1 st product scheduled to be announced in August • Multiple brands with other products in prototype development • Tier 1 Laser Projector brand scheduled for Q4 launch • Expect 5 to 7 brands actively supporting WiSA in H1 2021 ( ) ( ) ( ) DISPLAY MEMBERS

Speaker Designs Rolling Out

SUMMIT WIRELESS
WiSA

- Grew 6 to 18+ systems YOY
- Covers all distribution territories:
  North America, Asia/China, Europe
- Covers all price points for 5.1:
  $799 to $20,000
- Covers all form factors:
  - Soundbars
  - Stereo for music
  - 3.1 for spatial sound across the room front & better dialog intonation from the speaker
  - 5.1 for true surround sound
  - 7.1 for surround sound in larger rooms
  - Dolby Atmos for ceiling audio

Products in Market Q3

B&O Beo Series 17/18/19/20/50/90
Harman Citation Bar/Tower/Sub/Surround
Harman HK Surround
Harman MultiBeam 700
Lexicon LS-1
Klipsch Reference Wireless
Enclave Cinehome II
Enclave Pro THX Certified
System Audio Legend 5/10/40/60 Silverback
System Audio Legend 7 Silverback
EC Living TANA L2
Axiim WM Tower/center/sub/Surronds
Savant Smart Audio Center Bar/Surrounds/Sub
Ecler WiSpeak System Core/Tube/Cube
Bouchardt A500/A700
Brand X-1
Brand X-2
Brand X-3
Platin Monaco

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WiSA Universal Transmitter Launching



WiSA SoundSend
Wireless Audio Transmitter


WiSA TRANSMITTER

Mobile App


SOUNDSEND
Wireless Home Theater Audio Transmitter

Retail Packaging

- **Connects all WiSA Certified speakers to smart TVs with HDMI ARC ~800M worldwide**
- **In production in September**
- **WiSA will distribute to ensure worldwide availability and support**

NASDAQ: WISA

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11 NASDAQ: WISA WiSA Wave: Direct to Consumer Marketing • The breadth of WiSA Certified™ products has reached critical mass • Each WiSA product has unique branding, design, pricing, and marketing message creating the ability to cross populate consumer targets • Retail will be an evolving channel constrained by COVID - 19 • Direct to consumer marketing and sales will be the driving success factor for our brands • Digital marketing can be used to drive sales to the brand’s store, to specific e - tailers , and to either individual store locations or retailers

12 NASDAQ: WISA Leveraging Growing Digital Audience • WiSA’s web traffic is growing rapidly • Each visitor educates themselves on WiSA for ~ 1 minute 45 seconds • Building WiSA consumers digital profiles and databases enables cost effective marketing High Value Consumers for Remarketing by Our Members

13 NASDAQ: WISA Corporate Update • $12.1M in cash and equivalents at 6/30/20, after $2.0M bridge loan paid off • Regained compliance with NASDAQ • Strengthened the board, naming Sri Peruvemba director • Extensive contacts in display industry • Seasoned technology marketer • Q2 2020 Results • Revenue down slightly, due to retail shutdowns that were mostly offset by new product launches • Opex decreased again, with slight increase anticipated in Q3 2020 Q4 ‘20 Q1 ‘20 Q2 ‘20 Q3 ‘20 $2.9M $2.7M $2.0M $2.4M

14 NASDAQ: WISA Ecosystem Built; Products Launching Expanding Market CE & OEMs embedding audio standard to intelligent devices & next - gen home entertainment Global Interoperability Standard IP Portfolio and TM 15 patents issued/pending covering key claims + WiSA™ Paradigm Shifts Create Opportunity Attractive & Highly Scalable Model • Expanding WiSA membership • Launching WiSA Certified™ and WiSA Ready ™ platforms • Growing retail presence with lower priced products • Increasing multi - brand cross - category marketing accelerating consumer awareness/demand Personal Whole House Immersive Sound